EXHIBIT 23.3
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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Time Warner Cable Inc. of our report dated March 28, 2006 relating to the financial statements of Adelphia Communications Corporation, which appears in the Current Report on Form 8-K of Time Warner Cable Inc. dated February 13, 2007.


PricewaterhouseCoopers LLP
New York, New York
March 21, 2007